                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2001

                             A.B. Watley Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                         1-14897                 13-3911867
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

40 Wall Street, New York, New York                                   10005
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code   212-422-1100
                                                     ------------

Item 2. Acquisition or Disposition of Assets.

     On November 2, 2001 A.B. Watley Group Inc. (the "Company") completed the purchase of certain of the assets (the "Acquisition") of On-Site Trading, Inc., a privately held direct-access trading firm based in Great Neck, New York ("On-Site"). The purchase includes the acquisition of approximately 500 Internet-based accounts and 1,200 accounts in 14 service locations that constitute customer assets of approximately $84,000,000. The purchase price paid in the Acquisition was valued at $7,400,000 and consisted of 1,875,000 shares of the Company's common stock and the assumption over a three-year period of up to $1,800,000 in liabilities.

     The foregoing is a summary of certain of the material provisions of the Asset Purchase Agreement, dated November 1, 2001, by and among the Company and On-Site (the "Agreement"). The summary is qualified in its entirety by reference to the Agreement, a copy of which is attached as an Exhibit hereto.

Item 7. Financial Statements and Exhibits.

     (a)-(b) The required financial statements and pro forma financial information will be filed by amendment to this Form 8-K (the "Report") on behalf of the Company no later than 60 days after the filing of this initial Report.

     (c)(1) Agreement, dated November 2, 2001, by and among A.B. Watley Group Inc. and On-Site Trading, Inc.

     (c)(2) Press Release issued by the Company on November 6, 2001 announcing the Acquisition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           A.B. WATLEY GROUP INC.

Date: November 16, 2001                    By: /s/ Anthony G. Huston
                                               ---------------------
                                               Anthony G. Huston
                                               President